Exhibit 99.1

Tronox Reports Second Quarter 2018 Financial Results

Second Quarter Highlights:

•	Strong performance reflects benefits of vertical integration and favorable market conditions across TiO2 pigment, feedstock and co-products
•	Revenue of $492 million up 17 percent versus prior year driven by pigment and zircon sales growth
•	Income from operations more than doubled to $65 million; adjusted EBITDA of $147 million up 48 percent versus prior year (Non-GAAP)
•	GAAP diluted EPS of $0.29; adjusted diluted EPS of $0.31 (Non-GAAP)
•	TiO2 income from operations of $108 million up 77 percent; adjusted EBITDA of $169 million up 37 percent versus prior year; TiO2 adjusted EBITDA margin of 34 percent (Non-GAAP)
•	TiO2 free cash flow of $93 million (1)

Cristal TiO2 acquisition:

•
European Commission granted approval of acquisition conditional upon paper laminate product grade divestiture; definitive agreement for divestiture to Venator Materials PLC submitted to Commission; awaiting final approval

•
Memorandum of Understanding signed for negotiation of definitive agreement to sell Cristal Ashtabula, Ohio TiO2 production complex to Venator Materials PLC if divestiture of Ashtabula required to secure final regulatory approval in the United States

•	Hearing in U.S. District Court on FTC’s request for preliminary injunction scheduled for August 7, 2018

1)	Free cash flow equals cash flow provided by (used in) operating activities less capital expenditures (Non-GAAP)

STAMFORD, Conn., (August 1, 2018) – Tronox Limited (NYSE:TROX) reported revenue of $492 million for the second quarter 2018, an increase of 17 percent compared to $421 million in the second quarter 2017 and 11 percent compared to $442 million in the first quarter 2018.  Income from operations of $65 million increased from $32 million in the year-ago quarter and $14 million in the prior quarter.  Net income from continuing operations attributable to Tronox Limited of $36 million, or $0.29 per diluted share, increased from a net loss from continuing operations attributable to Tronox Limited of $19 million, or ($0.16) per diluted share, in the year-ago quarter and a net loss from continuing operations attributable to Tronox Limited of $44 million, or ($0.36) per diluted share in the prior quarter.  Net income from continuing operations attributable to Tronox Limited in the second quarter 2018 included transaction costs primarily related to the Cristal acquisition, the release of tax valuation allowances, a share-based compensation reversal and a debt extinguishment loss that, combined, totaled $3 million or $0.02 per diluted share.  Excluding these items, adjusted net income from continuing operations attributable to Tronox Limited (Non-GAAP) was $39 million, or $0.31 per diluted share.  Adjusted EBITDA of $147 million increased 48 percent from $99 million in the year-ago quarter and 30 percent from $113 million in the prior quarter.

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Jeffry Quinn, president and chief executive officer of Tronox said: “Our TiO2 business once again delivered strong results, posting revenue growth of 17 percent, adjusted EBITDA growth of 37 percent, an adjusted EBITDA margin of 34 percent and free cash flow of $93 million.  This high level of performance clearly reflected the benefits of vertical integration with all our assets in full operation and favorable market conditions across pigment, feedstock and co-products.  We continue to see balanced supply and demand and favorable market conditions across the entire value chain of our business.  In pigment, we believe producers globally continue to run at high utilization rates and, though there may be transient inventory builds in some sales channels, we believe inventories, in aggregate, are at normal and not excessive levels across the industry.  In addition, we are working successfully with our pigment customers on value stabilization initiatives with the intent to dampen margin volatility across the cycle.  In feedstock and co-products, we see tightening supply-demand balances, particularly in zircon and high-grade feedstock.  As a fully integrated producer, we expect to benefit at both feedstock and pigment levels.

Quinn continued, “The last several weeks have seen significant progress toward closing the Cristal TiO2 acquisition.  We received approval from the European Commission conditional upon divestiture of a paper laminate product grade we supply from our facility in the Netherlands.  We submitted to the Commission an executed definitive agreement with Venator Materials PLC to divest the paper laminate product grade and are awaiting final approval.  We also entered into a binding Memorandum of Understanding with Venator for the negotiation of a definitive agreement to sell Cristal’s Ashtabula, Ohio, TiO2 production complex to Venator if a divestiture of Ashtabula is required to secure final regulatory approval in the United States.  This agreement enables us to vigorously defend the merits of the Cristal transaction in U.S. District Court, while ensuring we are prepared to move swiftly with a remedy transaction at a reasonable valuation if a divestiture of Ashtabula is required.  We look forward to the opportunity to demonstrate at the preliminary injunction hearing in U.S. District Court, as we did in the recent Part 3 Hearing before the FTC’s Administrative Law Judge, how this pro-competitive, output-enhancing combination will benefit customers throughout North America and around the world and position us to succeed in a fiercely competitive global market.”

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Second Quarter 2018

Tronox TiO2

TiO2 segment revenue of $492 million increased 17 percent compared to $421 million in the year-ago quarter, driven primarily by higher pigment and zircon selling prices.  Foreign currency translation benefitted revenue growth by approximately 2 percent, or $8 million, due to strengthening of the Euro.  Pigment sales of $354 million increased 16 percent compared to $306 million in the year-ago quarter, as average selling prices increased 17 percent (15 percent on a local currency basis) while sales volumes were 1 percent lower.  Pigment selling prices were higher in all regions.  Titanium feedstock and co-products sales of $123 million increased 23 percent from $100 million in the year-ago quarter, driven primarily by favorable zircon market conditions.  Zircon sales of $78 million more than doubled from $38 million in the year-ago quarter, as selling prices increased 47 percent and sales volumes increased 39 percent.  Pig iron sales of $20 million increased 54 percent from $13 million in the year-ago quarter, as selling prices increased 4 percent and sales volumes increased 52 percent.  Feedstock and other products sales of $25 million declined from $49 million in the year-ago quarter due to the timing of shipments, as CP titanium slag sales were $4 million lower than in the year-ago quarter and there were no ilmenite sales in the second quarter compared to $11 million of ilmenite sales in the year-ago quarter.

Compared sequentially, TiO2 revenue of $492 million increased 11 percent from $442 million in the first quarter, driven primarily by higher pigment, zircon and CP titanium slag sales volumes.  Pigment sales of $354 million increased 6 percent from $333 million in the prior quarter, as selling prices were level (1 percent higher on a local currency basis) and sales volumes increased 7 percent.  Translation of the Euro was a $3 million headwind on pigment sales in the second quarter.  Titanium feedstock and co-products sales of $123 million increased 27 percent from $97 million in the prior quarter, driven by higher zircon and CP titanium slag shipments.  Zircon sales of $78 million increased 28 percent from $61 million in the first quarter, as selling prices were level and sales volumes increased 27 percent.  Pig iron sales of $20 million increased 5 percent from $19 million in the prior quarter, as selling prices were 3 percent lower due to product mix and sales volumes increased 10 percent.  Feedstock and other products sales of $25 million increased 47 percent from $17 million in the prior quarter, as CP titanium slag sales in the second quarter totaled $14 million compared to no sales in the prior quarter and, conversely, there were no ilmenite sales in the second quarter compared to $5 million in the prior quarter.

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TiO2 adjusted EBITDA of $169 million increased 37 percent from $123 million in the year-ago quarter.  Higher pigment and zircon selling prices were the primary drivers, partially offset by higher input costs which have since moderated and, to a lesser extent, unfavorable foreign exchange.  Compared sequentially, TiO2 adjusted EBITDA of $169 million increased 22 percent from $138 million in the prior quarter, driven by higher pigment and zircon sales volumes and favorable foreign exchange, primarily the South African Rand.  TiO2 income from operations of $108 million improved from $61 million in the year-ago quarter and $52 million in the prior quarter.  TiO2 delivered free cash flow of $93 million in the second quarter, as cash provided by operating activities was $120 million and capital expenditures were $27 million.

Consolidated

Selling, general and administrative expenses were $79 million, which included $27 million of transaction costs primarily related to the Cristal acquisition, compared to $63 million in the year-ago quarter, which included $9 million of transaction costs primarily related to the Cristal acquisition, and $76 million in the prior quarter, which included $20 million related to the Cristal acquisition.  Other income (expense), net, of $29 million benefited from significant foreign currency gains due to the strengthening of the U.S. dollar versus the South African Rand, compared to an expense of $3 million in the year ago quarter and an expense of $9 million in the first quarter.  Interest expense of $48 million compared to $47 million in the year-ago quarter and $49 million in the prior quarter.  On June 30, 2018, debt was $3,169 million and debt, net of cash and cash equivalents, was $1,477 million, including $656 million of cash restricted for the Cristal transaction.  Liquidity was $2,004 million comprised of cash and cash equivalents of $1,692 million, including $656 million of restricted cash, and $312 million available under revolving credit agreements.  Capital expenditures were $27 million and depreciation, depletion and amortization expense was $49 million.

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Webcast Conference Call

Tronox will conduct a conference call on Thursday, August 2, 2018, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 1074658

Conference Call Presentation Slides will be used during the conference call and are available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on August 2, 2018, at 11:30 a.m. ET (New York), until 11:30 p.m. ET (New York), August 8, 2018.
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 1074658

Upcoming Conferences

During the third quarter 2018 a member of management is scheduled to present at the following conferences:

•	UBS Chemicals Conference, New York, September 5, 2018
•	RBC Global Industrials Conference, Las Vegas, September 6, 2018
•	Credit Suisse Basic Materials Conference, New York, September 12, 2018
•	Deutsche Bank Leveraged Finance Conference, Scottsdale, AZ, October 2-3, 2018

Accompanying conference materials will be available at http://investor.tronox.com

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About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The Company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. For more information, visit tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited’s financial results, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating Tronox Limited’s operating results and future prospects;
•
Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt  and stock-based compensation charges are made to exclude items that are either non-cash or unusual in nature;

•	Assist investors to assess the company’s compliance with financial covenants under its debt instruments;

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•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.203.705.3730

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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three months Ended June 30,		Six months Ended June 30,

	2018	2017	2018	2017
Net sales	$492	$421	$934	$799
Cost of goods sold	348	326	675	641
Gross profit	144	95	259	158
Selling, general, and administrative expenses	(79)	(63)	(155)	(130)
Restructuring	-	-	-	1
Impairment loss	-	-	(25)	-
Income from operations	65	32	79	29
Interest expense	(48)	(47)	(97)	(93)
Interest income	7	1	15	2
Loss on extinguishment of debt	(30)	-	(30)	-
Other income (expense), net	29	(3)	20	(11)
Income (loss) from continuing operations before income taxes	23	(17)	(13)	(73)
Income tax benefit	27	-	22	3
Net income (loss) from continuing operations	50	(17)	9	(70)
Income from discontinued operations, net of tax	-	22	-	37
Net income (loss)	50	5	9	(33)
Net income attributable to noncontrolling interest	14	2	17	5
Net income (loss) attributable to Tronox Limited	$36	$3	$(8)	$(38)

Net income (loss) per share, basic:
Continuing operations	$0.30	$(0.16)	$(0.07)	$(0.63)
Discontinued operations	$-	$0.18	$-	$0.31
Net income (loss) per share, basic	$0.30	$0.02	$(0.07)	$(0.32)

Net income (loss) per share, diluted:
Continuing operations	$0.29	$(0.16)	$(0.07)	$(0.63)
Discontinued operations	$-	$0.18	$-	$0.31
Net income (loss) per share, diluted	$0.29	$0.02	$(0.07)	$(0.32)

Weighted average shares outstanding, basic (in thousands)	123,063	119,188	122,699	118,804
Weighted average shares outstanding, diluted (in thousands)	126,716	124,301	122,699	118,804

Other Operating Data:
Capital expenditures	$27	$20	$55	$40
Depreciation, depletion and amortization expense	$49	$46	$97	$91

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TRONOX LIMITED
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss) attributable to Tronox Limited (U.S. GAAP)	$36	$3	$(8)	$(38)
Income from discontinued operations, net of tax (U.S. GAAP)	-	22	-	37
Net income (loss) from continuing operations attributable to Tronox Limited (U.S. GAAP)	$36	$(19)	$(8)	$(75)
Impairment loss (a)	-	-	25	-
Acquisition related matters (b)	27	9	47	20
Restructuring (c)	-	-	-	(1)
Tax valuation allowance reversal (d)	(48)	-	(48)	-
Share-based compensation modification (e)	(6)	-	(6)	-
Loss on extinguishment of debt (f)	30	-	30	-
Adjusted net income (loss) from continuing operations attributable to Tronox Limited (non-U.S. GAAP) (g)	$39	$(10)	$40	$(56)

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$0.29	$(0.16)	$(0.07)	$(0.63)

Impairment loss, per share	-	-	0.21	-
Acquisition related matters, per share	0.21	0.08	0.39	0.17
Restructuring, per share	-	-	-	(0.01)
Tax valuation allowance reversal	(0.38)	-	(0.39)	-
Share-based compensation modification	(0.05)	-	(0.05)	-
Loss on debt extinguishment, per share	0.24	-	0.24	-
Diluted adjusted net income (loss) from continuing operations per share attributable to Tronox Limited (non-U.S. GAAP)	$0.31	$(0.08)	$0.33	$(0.47)

Weighted average shares outstanding, diluted (in thousands)	126,716	124,301	122,699	118,804

(a)    Represents a pre-tax charge for the impairment and expected loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.
(b)    Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(c)    Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring” in the unaudited Condensed Consolidated Statements of Operations.
(d)    Represents the reversal of the tax valuation allowance attributable to our operating subsidiary in the Netherlands.
(e)    Represents the reversal of previously recorded expense related to the modification of the Integration Incentive Award.
(f)     Represents debt extinguishment costs of $30 million including a call premium of $22 million  associated with the issuance of the 2026 Senior Notes and redemption of our Senior Notes due 2022.
(g)    No income tax impact given full valuation allowance.

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TRONOX LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	June 30, 2018	December 31 2017
ASSETS
Current Assets
Cash and cash equivalents	$1,036	$1,116
Restricted cash	656	653
Accounts receivable, net of allowance for doubtful accounts	341	329
Inventories, net	451	473
Prepaid and other assets	81	60
Income taxes receivable	8	8
Assets held for sale	32	-
Total current assets	2,605	2,639

Noncurrent Assets
Property, plant and equipment, net	1,033	1,115
Mineral leaseholds, net	828	885
Intangible assets, net	188	198
Inventories, net	-	3
Deferred tax assets	43	1
Other long-term assets	36	23
Total assets	$4,733	$4,864

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$131	$165
Accrued liabilities	165	163
Long-term debt due within one year	22	22
Income taxes payable	9	3
Liabilities held for sale	8	-
Total current liabilities	335	353

Noncurrent Liabilities
Long-term debt, net	3,147	3,125
Pension and postretirement healthcare benefits	94	103
Asset retirement obligations	76	79
Long-term deferred tax liabilities	165	171
Other long-term liabilities	19	18
Total liabilities	3,836	3,849

Commitments and Contingencies
Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 94,251,907 shares issued and 94,170,451 shares outstanding at June 30, 2018 and 92,717,935 shares issued and 92,541,463 shares outstanding at December 31, 2017	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 28,729,280 shares issued and outstanding at June 30, 2018 and December 31, 2017.	-	-
Capital in excess of par value	1,567	1,558
Accumulated deficit	(347)	(327)
Accumulated other comprehensive loss	(496)	(403)
Total Tronox Limited shareholders’ equity	725	829
Noncontrolling interest	172	186
Total equity	897	1,015
Total liabilities and equity	$4,733	$4,864

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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$9	$(33)
Income from discontinued operations, net of tax	-	37
Net income (loss) from continuing operations	$9	$(70)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	97	91
Deferred income taxes	(30)	2
Share-based compensation expense	9	21
Amortization of deferred debt issuance costs and discount on debt	7	6
Pension and postretirement healthcare benefit expense	1	1
Loss on debt extinguishment	30	-
Impairment loss	25	-
Other non-cash affecting net loss	3	6
Contributions to employee pension and postretirement plans	(11)	(9)
Changes in assets and liabilities:
Increase in accounts receivable, net	(33)	(35)
(Increase) decrease in inventories, net	(14)	36
Increase in prepaid and other assets	(27)	(9)
(Decrease) increase in accounts payable and accrued liabilities	(37)	10
Increase (decrease) in income taxes payable	6	(6)
Other,net	(4)	1
Cash provided by operating activities, continuing operations	31	45

Cash Flows from Investing Activities:
Capital expenditures	(55)	(40)
Loan to Advanced Metal Industries Cluster Company Limited	(14)	-
Cash used in investing activities, continuing operations	(69)	(40)

Cash Flows from Financing Activities:
Repayments of long-term debt	(595)	(8)
Proceeds from long-term debt	615	-
Call premium paid	(22)	-
Debt issuance costs	(10)	-
Proceeds from the exercise of options and warrants	6	-
Dividends paid	(12)	(12)
Restricted stock and performance-based shares settled in cash for withholding taxes	(6)	(11)
Cash used in financing activities, continuing operations	(24)	(31)

Discontinued Operations:
Cash provided by operating activities	-	91
Cash used in investing activities	-	(16)
Net cash flows provided by discontinued operations	-	75

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(15)	5
Net (decrease) increase in cash and cash equivalents	(77)	54
Cash, cash equivalents and restricted cash at beginning of period	1,769	251
Cash, cash equivalents and restricted cash at end of period, continuing operations	$1,692	$305

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TRONOX LIMITED
SEGMENT INFORMATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss) (U.S. GAAP)	$50	$5	$9	$(33)
Income from discontinued operations, net of tax (U.S. GAAP)	-	22	-	37
Net income (loss) from continuing operations (U.S. GAAP)	50	(17)	9	(70)
Interest expense	48	47	97	93
Interest income	(7)	(1)	(15)	(2)
Income tax benefit	(27)	-	(22)	(3)
Depreciation, depletion and amortization expense	49	46	97	91
EBITDA (non-U.S. GAAP)	113	75	166	109
Impairment loss (a)	-	-	25	-
Share-based compensation (b)	2	8	9	21
Transaction costs (c)	27	9	47	20
Restructuring (d)	-	-	-	(1)
Loss on extinguishment of debt (e)	30	-	30	-
Foreign currency remeasurement (f)	(30)	3	(24)	6
Other items (g)	5	4	7	7
Adjusted EBITDA (non-U.S. GAAP) (h)	$147	$99	$260	$162

(a)
Represents a pre-tax charge for the impairment and expected loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.

(b)	Represents non-cash share-based compensation.
(c)
Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(d)
Represents the reversal of restructuring expense pursuant to the settlement of claims previously filed relating to a prior restructure which was recorded in “Restructuring” in the unaudited Condensed Consolidated Statements of Operations.

(e)	Represents debt extinguishment costs of $30 million including a call premium of $22 million associated with the issuance of the 2026 Senior Notes and redemption of our Senior Notes due 2022.
(f)
Represents foreign currency remeasurement comprised of all unrealized gains and losses as well as realized gains or losses associated with nonfunctional currency intercompany receivables and payables and related derivative instruments. These amounts are included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.

(g)
Includes non-cash pension and postretirement costs, severance expense, accretion expense and other items included in “Selling, general and administrative expenses”, “Cost of goods sold” and “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.

(h)	No income tax impact given full valuation allowance.

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TRONOX LIMITED
SEGMENT INFORMATION
OPERATING INCOME AND ADJUSTED EBITDA (NON-U.S. GAAP)
AND
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following table reconciles income from operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
TiO2 segment	$108	$61	$160	$93
Unallocated Corporate	(43)	(29)	(81)	(64)
Income from operations (U.S. GAAP)	$65	$32	$79	$29

The following table provides Adjusted EBITDA for TiO2 segment and Corporate for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
TiO2 segment	$169	$123	$307	$208
Unallocated Corporate	(22)	(24)	(47)	(46)
Adjusted EBITDA (non-U.S. GAAP)	$147	$99	$260	$162
Adjusted EBITDA as a % of Net Sales (non-U.S. GAAP)	30%	24%	28%	20%
TiO2 Adjusted EBITDA as a % of Net Sales (non-U.S. GAAP)	34%	29%	33%	26%

The following table provides a reconciliation of TiO2 income from operations to Adjusted EBITDA for our TiO2 segment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
TiO2 segment operating income (U.S. GAAP)	$108	$61	$160	$93
Depreciation, depletion and amortization expense	47	44	94	88
Other income (expense), net	29	(3)	23	(49)
EBITDA (non-U.S. GAAP)	184	102	277	132
Nonrecurring and other items	(15)	21	30	76
TiO2 segment Adjusted EBITDA (non-U.S. GAAP)	$169	$123	$307	$208

The following table reconciles Cash provided by (used in) operating activities, continuing operations, the comparable measure for segment reporting under U.S. GAAP, to free cash flow by segment for the periods presented:

	Three Months Ended June 30, 2018			Six Months Ended June 30, 2018
	TiO2	Corporate	Consolidated	TiO2	Corporate	Consolidated
Cash provided by (used in) operating activities, continuing operations	$120	$(85)	$35	$199	$(168)	$31
Capital expenditures	(27)	-	(27)	(54)	(1)	(55)
Free cash flow (non-U.S. GAAP)	$93	$(85)	$8	$145	$(169)	$(24)

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